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Exhibit 23-b - Consent of Independent Auditors


The Board of Directors
AmSouth Bancorporation:

We consent to incorporation by reference in the following registration statements of AmSouth Bancorporation of our report dated January 21, 1999, relating to the consolidated income statement, changes in shareholders' equity, and cash flows of First American Corporation and subsidiaries for the year ended December 31, 1998, which report appears in the December 31, 2000, annual report on Form 10-K of AmSouth Bancorporation.

Form S-3 No. 33-55683 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;

Form S-8 No. 33-52243 pertaining to the assumption by AmSouth Bancorporation of FloridaBank Stock Option Plan and FloridaBank Stock Option Plan - 1993;

Form S-8 No. 33-52113 pertaining to the AmSouth Bancorporation 1989 Long Term Incentive Compensation Plan;

Form S-8 No. 33-35218 pertaining to the AmSouth Bancorporation 1989 Long Term Incentive Compensation Plan;

Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift Plan;

Form S-8 No. 33-2927 (as amended) pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan;

Form S-3 No. 33-35280 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;

Form S-8 No. 333-02099 pertaining to the AmSouth Bancorporation Thrift Plan;

Form S-8 No. 333-05631 pertaining to the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan;

Form S-8 No. 333-27107 pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan;

Form S-8 No. 333-41599 pertaining to the AmSouth Bancorporation Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation;
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Form S-3 No. 333-44263 pertaining to the AmSouth Bancorporation Shelf
Registration Statement;

Form S-8 No. 333-76283 pertaining to the AmSouth Bancorporation Stock Option Plan for Outside Directors;

Form S-8 No. 333-89451 pertaining to the First American Corporation 1993 Non-Employee Director Stock Option Plan;

Form S-8 No. 333-89455 pertaining to the First American Corporation 1999 Broad-Based Employee Stock Option Plan;

Form S-8 No. 333-89457 pertaining to the First American Corporation Star Award Plan;

Form S-8 No. 333-89459 pertaining to the Deposit Guaranty Corporation Long Term Incentive Plans;

Form S-8 No. 333-89461 pertaining to the First American Corporation 1991 Employee Stock Incentive Plan;

Form S-8 No. 333-89463 pertaining to the Heritage Federal Bankshares, Inc. 1994 Stock Option Plan for Non-Employee Directors and 1992 Stock Option Plan and Incentive Compensation Plan for Non-Employee Directors;

Form S-8 No. 333-89633 pertaining to the First American Corporation First Incentives Reward Savings Thrift Plan;

Form S-3 No. 333-42542 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;

Form S-8 No. 333-42554 pertaining to the AmSouth Bancorporation Thrift Plan;

Form S-8 No. 333-42556 pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan;

Form S-8 No. 333-42558 pertaining to the AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan; and

Form S-8 No. 333-42560 pertaining to the Pioneer Bancshares, Inc. Long-Term Incentive Plan.


/s/ KPMG LLP


Nashville, Tennessee
March 26, 2001